SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2004

DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other Jurisdiction	(Commission	(IRS Employer
or incorporation)	File Number)	Identification Number)

3300 Enterprise Parkway, Beachwood, Ohio 44122

Registrant’s telephone number, including area code (216) 755-5500

N/A

(Former name of former address, if changed since last report)

Item 2. Acquisition and Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
EX-4.1 Term Loan Credit Agreement
EX-12.1 Computation-Ratio of Earnings:Fixed Charge
EX-12.2 Computation-Ratio of Earnings:Prefer. Div.

Item 2. Acquisition and Disposition of Assets

In March 2004, the Company entered into an agreement to purchase interests in 110 retail real estate assets (the “Initial Benderson Properties”), with 18.8 million square feet of GLA, from Benderson Development Company and related entities (“Benderson”). One of the properties included in the original purchase agreement will not be acquired by the Company. Information regarding the remaining 109 real estate assets (the “Benderson Properties”) is attached as SCHEDULE A. The purchase price of the assets is expected to be approximately $2.3 billion, less assumed debt and a 2% equity interest retained by Benderson for 52 of the properties. Through June 22, 2004, the Company has acquired an interest in 86 of the Benderson Properties and intends to acquire an interest in another nine properties, for an aggregate purchase price of approximately $150 million, (the 86 properties together with the nine properties are referred to herein as the “Acquisition Properties”). Benderson retained a 2% equity interest in 52 properties in the form of operating partnership units (“OP Units”). The Company assigned its rights under the purchase agreement to acquire interests in the other 14 retail real estate assets (the “Joint Venture Properties”) valued at approximately $0.3 billion to an effectively owned 14.5% equity affiliate. As of June 22, 2004, the equity affiliate had directly acquired the interest in the Joint Venture Properties. The Company funded the transaction through a combination of assumed debt, new debt financing, assets transfers and equity from both public and private sources.

The Benderson Properties include locations in eleven states, with over 80.0% of the GLA in New York and New Jersey. The Benderson Properties are approximately 94.0% leased and the largest tenants, based on revenues, include Tops Market (Ahold USA), Wal-Mart/Sam’s Club, Home Depot and Dick’s Sporting Goods. The Company owned less than 100,000 square feet in New York and approximately 2.7 million square feet in New Jersey prior to this transaction. Currently, the Company owns or manages over 470 operating and development retail properties in 44 states, with over 100 million square feet of GLA. The Company entered into this transaction to acquire the largest, privately owned retail shopping center portfolio in the country in markets where the Company previously did not have a strong presence.

The Company and a joint venture transferred nine shopping center assets (the “Asset Transfers”), eight of which were owned and valued at approximately $0.2 billion and one of which was held through a 50% joint venture interest and valued at approximately $50 million, to an effectively owned 14.5% equity affiliate. These properties aggregate approximately 1.7 million square feet of Company-owned GLA. The Company transferred these properties as a means to accommodate the growth strategy associated with the equity affiliate and to facilitate raising a portion of the equity needed to fund the acquisition of the Benderson Properties.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

This Current Report on Form 8-K is being filed to update the pro forma financial information for the three month period ended March 31, 2004 and for the year ended December 31, 2003 to reflect the merger with JDN Realty Corporation (“JDN”) which occurred on March 13, 2003 and the acquisition or probable acquisition of the Benderson Properties by the Company and its equity affiliate.

The audited statements of JDN along with a description of the transaction were included in the Company’s Current Report on Form 8-K dated and filed on January 20, 2004.

During 2003 and from January 1, 2004 to June 22, 2004, the Company has acquired several shopping center properties and/or partnership interests that are individually and in the aggregate insignificant. As a result, the information is not presented herein.

Financial Statements

•	Combined statements of revenues and certain expenses (unaudited) for the three month periods ended March 31, 2004 and 2003 for the Initial Benderson Properties are included as follows:

Benderson Development Company Portfolio I — 96 Initial Benderson Properties of which 95 properties have been or are intended to be acquired by the Company

Benderson Development Company Portfolio II — 14 Joint Venture Properties

•	Audited combined statements of revenues and certain expenses for the year ended December 31, 2003 for the Initial Benderson Properties are included in the Current Report on Form 8-K dated March 31, 2004 and filed April 15, 2004 as follows:

Benderson Development Company Portfolio I — 96 Initial Benderson Properties of which 95 properties have been or are intended to be acquired by the Company

Benderson Development Company Portfolio II — 14 Joint Venture Properties

•	None of the other properties acquired in 2003 or from January 1, 2004 to June 22, 2004, individually or in the aggregate, constitute a “significant subsidiary” pursuant to the S-X rules.

Pro Forma Financial Information (unaudited)

Unaudited pro forma financial information for the Company is presented as follows:

•	Pro forma condensed consolidated balance sheet at March 31, 2004

•	Pro forma condensed consolidated statement of operations for the three month period ended March 31, 2004

•	Pro forma condensed consolidated statement of operations for the year ended December 31, 2003

Estimated twelve month pro forma statement of taxable net operating income and operating funds available for the period ended December 31, 2003

Exhibits

4.1 Term Loan Credit Agreement Dated As Of May 20, 2004 Among the Company and Banc One Capital Markets, Inc. and Wachovia Capital Markets, LLC and other lenders named therein

12.1 Computation of Ratio of Earnings to Combined Fixed Charges

12.2 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

SCHEDULE A

BENDERSON PROPERTIES

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION*	INTEREST	GLA	LEASED	ANCHOR TENANTS
1	MEADOWS SQUARE	BOYNTON BEACH	FL	Probable Acquisition	100%	106,224	99.7%	Publix Supermarket
2	ROTONDA PLAZA	ENGLEWOOD	FL	Probable Acquisition	100%	46,835	100.0%	Food Lion
3	ARLINGTON ROAD PLAZA	JACKSONVILLE	FL	Acquired Property	100%	182,098	90.7%	Food Lion
4	HIGHLANDS PLAZA	LAKELAND	FL	Acquired Property	100%	102,572	93.4%	Winn Dixie Stores
5	THE VILLAGE SHOPPING CTR.	ORANGE PARK	FL	Acquired Property	100%	73,081	100.0%	Beall’s Dept. Stores
6	HORIZON PARK	TAMPA	FL	Acquired Property	100%	214,484	95.5%	Home Depot,
								Staples, Pearl Artist Craft & Supply
7	HOME DEPOT — ORLAND PARK	ORLAND PARK	IL	Acquired Property	100%	149,498	96.1%	Home Depot
8	TURFWAY SHOPPING CENTER	FLORENCE	KY	Acquired Property	100%	133,985	98.5%	Winn Dixie, Big Lots
9	EASTWOOD SHOPPING CT	FRANKFORT	KY	Acquired Property	100%	155,226	91.7%	Save-A-Lot Food Store, Sears
10	OUTER LOOP PLAZA	LOUISVILLE	KY	Acquired Property	100%	120,477	90.2%	Value Discount, Family Recreation
11	ALPINE AVE. — WALKER	WALKER	MI	Acquired Property	100%	93,877	55.2%	Circuit City
12	MOORESVILLE CONSUMER SQ.	MOORESVILLE	NC	Acquired Property	100%	447,946	90.1%	Wal*Mart Super center, Amstar Theater
13	UNIONTOWN CENTER	UNION COUNTY	NC	Acquired Property	100%	102,400	72.2%	Food Lion
14	WRANGLEBORO CONSUMER SQ.	MAYS LANDING	NJ	Acquired Property	100%	839,446	97.6%	Best Buy, Kohl’s, Staples, Babies ‘R’ Us, Dicks Sporting
								Goods, BJ’s Wholesale Club,
								Seaman’s Furniture, Linens’ N Things,
								Michael’s, Target,
								PETsMART, Borders

* Properties acquired from May 14, 2004 to June 7, 2004 pursuant to the terms of the agreement with Benderson Development Company, Inc.

BENDERSON PROPERTIES

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION*	INTEREST	GLA	LEASED	ANCHOR TENANTS
15	HAMILTON COMMONS	MAYS LANDING	NJ	Acquired Property	100%	398,137	94.4%	Bed Bath & Beyond, Ross Stores, Sports
								Authority, Marshallls, Circuit City, Regal
								Cinema
16	MONMOUTH CONSUMER SQUARE	WEST LONG BRANCH	NJ	Acquired Property	100%	292,999	100.0%	Sports Authority, Barnes & Noble,
								PETsMART, Home Depot
17	TOPS — ALDEN, NY	ALDEN	NY	Acquired Property	100%	67,992	93.2%	Tops Market
18	TOPS — ROBINSON RD. PLAZA	AMHERST	NY	Probable Acquisition	100%	145,192	100.0%	Tops Market, Shanor Lighting Center
19	TOPS — TRANSIT COMMONS	AMHERST	NY	Acquired Property	100%	112,427	95.1%	Tops Market
20	UNIVERSITY PLAZA	AMHERST	NY	Acquired Property	100%	162,686	94.2%	Tops Market, A.J. Wright
21	BARNES & NOBLE — TRANSIT RD.	AMHERST	NY	Acquired Property	14.5%	16,030	100.0%	Barnes & Noble
22	BOULEVARD CONSUMER SQUARE	AMHERST	NY	Acquired Property	100%	708,442	94.1%	Barnes & Noble, Babies ‘R’ Us, Target,
								A.C. Moore, Bed Bath & Beyond, Best Buy,
								Lowes, Kmart, DSW Shoe Warehouse
23	BURLINGTON/JOANN PLAZA	AMHERST	NY	Acquired Property	100%	199,496	97.2%	Burlington Coat, Jo-Ann Fabrics
24	DICK’S — MAPLE RD.	AMHERST	NY	Acquired Property	100%	55,745	100.0%	Dicks Sporting Goods
25	TOPS — ARCADE	ARCADE	NY	Acquired Property	100%	65,915	100.0%	Tops Market
26	TOPS PLAZA — AVON	AVON	NY	Probable Acquisition	100%	63,288	97.9%	Tops Market
27	TOPS PLAZA — BATAVIA	BATAVIA	NY	Acquired Property	14.5%	37,140	84.9%	Tops Market
28	BJ’S — BATAVIA	BATAVIA	NY	Acquired Property	14.5%	95,846	100.0%	BJ’s Wholesale Club
29	BATAVIA COMMONS	BATAVIA	NY	Acquired Property	14.5%	49,431	100.0%	CVS, Dollar Tree

* Properties acquired from May 14, 2004 to June 7, 2004 pursuant to the terms of the agreement with Benderson Development Company, Inc.

BENDERSON PROPERTIES

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION*	INTEREST	GLA	LEASED	ANCHOR TENANTS
30	BIG FLATS CONSUMER SQUARE	BIG FLATS	NY	Acquired Property	100%	641,264	99.7%	Wal*Mart Supercenter, Sam’s Club,
								Tops Market, Dicks Sporting Goods, Bed
								Bath & Beyond, Michael’s, TJ Maxx,
								Barnes & Noble, Old Navy, Staples
31	DICK’S — MCKINLEY	BLASDELL	NY	Acquired Property	100%	128,944	96.7%	Dick’s Sporting Goods, Rosa’s Home
								Store,
32	DELAWARE CONSUMER SQUARE	BUFFALO	NY	Probable Acquisition	100%	241,253	95.2%	Tops Market, AJ Wright, OfficeMax,
								Target
33	ELMWOOD REGAL CENTER	BUFFALO	NY	Acquired Property	100%	126,240	98.5%	Regal Cinema, Office Depot
34	MARSHALL’S PLAZA	BUFFALO	NY	Acquired Property	100%	82,126	96.4%	Marshalls
35	TOPS — CANANDAIGUA	CANANDAIGUA	NY	Probable Acquisition	100%	57,498	100.0%	Tops Market
36	THRUWAY PLAZA	CHEEKTOWAGA	NY	Acquired Property	100%	441,776	78.6%	Wal*Mart Supercenter, Tops Market, JGM
								Entertainment, M & T Bank, Value City
								Furniture
37	TOPS UNION-URBAN	CHEEKTOWAGA	NY	Acquired Property	100%	151,357	82.2%	Tops Market
38	BORDERS BOOKS — WALDEN	CHEEKTOWAGA	NY	Acquired Property	14.5%	26,500	100.0%	Borders Books
39	DICK’S PLAZA-UNION ROAD	CHEEKTOWAGA	NY	Acquired Property	14.5%	170,264	98.0%	Schultz Furniture, Dick’s Sporting
								Goods
40	UNION CONSUMER SQUARE	CHEEKTOWAGA	NY	Acquired Property	14.5%	385,991	90.9%	Marshalls, Sam’s/Walmart, OfficeMax,
								Circuit City, Jo-Ann Fabrics
41	WALDEN CONSUMER SQUARE	CHEEKTOWAGA	NY	Acquired Property	14.5%	255,964	97.1%	Office Depot, Linens ‘N Things,
								Michael’s Crafts, Target, PETsMART
42	WALDEN PLACE	CHEEKTOWAGA	NY	Acquired Property	14.5%	68,002	87.3%	Media Play
43	KMART PLAZA — CHILI	CHILI	NY	Acquired Property	100%	116,868	100.0%	Kmart

* Properties acquired from May 14, 2004 to June 7, 2004 pursuant to the terms of the agreement with Benderson Development Company, Inc.

BENDERSON PROPERTIES

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION*	INTEREST	GLA	LEASED	ANCHOR TENANTS
44	EASTGATE PLAZA	CLARENCE	NY	Acquired Property	14.5%	527,219	97.2%	BJ’s Wholesale Club, Wal*Mart Supercenter,
								Dicks Sporting Goods, Linens ‘N Things,
								Michael’s, PETsMART
45	JO-ANN PLAZA — TRANSIT RD.	CLARENCE	NY	Acquired Property	14.5%	92,720	100.0%	Home Depot, Toys R’ Us, OfficeMax, JoAnn
								Fabrics, Big Lots
46	TOPS PLAZA — CORTLAND	CORTLAND	NY	Acquired Property	100%	134,223	100.0%	Tops Market, Staples
47	TOPS — DANSVILLE	DANSVILLE	NY	Acquired Property	100%	74,600	82.8%	Tops Market
48	TOPS D&L PLAZA	DEPEW	NY	Acquired Property	100%	148,245	100.0%	Tops Market, Big Lots
49	DEWITT COMMONS	DEWITT	NY	Acquired Property	100%	320,669	79.0%	Toys ‘R’ Us, Marshalls, Bed Bath & Beyond,
								A.C. Moore, Syracuse Orthopedic, PETsMART
50	MICHAEL’S/ CHUCK E CHEESE’S	DEWITT	NY	Acquired Property	100%	49,713	100.0%	Michael’s
51	TOPS PLAZA — ELMIRA	ELMIRA	NY	Acquired Property	100%	98,300	100.0%	Tops Market
52	WESTGATE PLAZA	GATES	NY	Acquired Property	100%	332,809	98.5%	Staples, Wal*Mart Supercenter
53	JO-ANN STORES-GREECE	GREECE	NY	Acquired Property	100%	75,916	100.0%	Jo-Ann Fabrics, PETsMART
54	TOPS — SOUTH PARK PLAZA	HAMBURG	NY	Acquired Property	100%	84,000	100.0%	Tops Market
55	BJ’S PLAZA — HAMBURG	HAMBURG	NY	Acquired Property	100%	175,965	100.0%	Toys ‘R’ Us, BJ’s Wholesale Club, OfficeMax
56	HAMBURG VILLAGE SQUARE	HAMBURG	NY	Acquired Property	100%	92,934	93.4%	Tuesday Morning, Dollar Tree, Rite Aid
57	HOME DEPOT — HAMBURG	HAMBURG	NY	Acquired Property	100%	139,413	100.0%	Home Depot
58	MCKINLEY/MILESTRIP PLAZA	HAMBURG	NY	Acquired Property	100%	106,774	100.0%	Old Navy, Jo-Ann Fabrics

* Properties acquired from May 14, 2004 to June 7, 2004 pursuant to the terms of the agreement with Benderson Development Company, Inc.

BENDERSON PROPERTIES

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION*	INTEREST	GLA	LEASED	ANCHOR TENANTS
59	TOPS PLAZA — HAMLIN	HAMLIN	NY	Acquired Property	100%	60,488	97.6%	Tops Market
60	HEN-JEF PLAZA	HENRIETTA	NY	Acquired Property	100%	159,517	83.1%	City Mattress, Comp USA, PETsMART, Tile USA
61	MARKETPLACE PHASE II	HENRIETTA	NY	Probable Acquisition	100%	91,147	100.0%	Gander Mountain
62	CULVER RIDGE PLAZA	IRONDEQUOIT	NY	Acquired Property	100%	226,608	100.0%	Regal Cinema, AJ Wright
63	RIDGEVIEW PLACE	IRONDEQUOIT	NY	Acquired Property	100%	65,229	92.7%	Rochester General Hospital, Rochester
								Business Institute, U.S. Marine Center
64	TOPS PLAZA — ITHACA	ITHACA	NY	Acquired Property	100%	229,263	100.0%	Wal*Mart, Wegman’s Market, Lowe’s Home
								Improvement, Staples, Kmart, Tops Market,
								Michael’s, Barnes & Noble, OfficeMax
65	SOUTHSIDE PLAZA	JAMESTOWN	NY	Acquired Property	100%	59,940	100.0%	Quality Markets
66	TOPS — JAMESTOWN	JAMESTOWN	NY	Acquired Property	100%	98,001	90.1%	Tops Market
67	REGAL CINEMAS-LANCASTER	LANCASTER	NY	Acquired Property	14.5%	112,949	99.7%	Regal Cinema
68	TOPS PLAZA — LEROY	LEROY	NY	Acquired Property	100%	62,747	100.0%	Tops Market
69	WAL-MART/TOPS LOCKPORT	LOCKPORT	NY	Acquired Property	100%	296,582	100.0%	Tops Market, Wal*Mart Supercenter, Sears
								Hardware
70	TOPS — MEDINA	MEDINA	NY	Acquired Property	100%	80,028	100.0%	Tops Market
71	MID-CITY PLAZA	N. TONAWANDA	NY	Acquired Property	100%	240,743	76.9%	Tops Market, Sears Hardware
72	TOPS — KELLOGG RD.	NEW HARTFORD	NY	Acquired Property	100%	127,740	82.7%	Tops Market

* Properties acquired from May 14, 2004 to June 7, 2004 pursuant to the terms of the agreement with Benderson Development Company, Inc.

BENDERSON PROPERTIES

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION*	INTEREST	GLA	LEASED	ANCHOR TENANTS
73	NEW HARTFORD CONSUMER SQ	NEW HARTFORD	NY	Acquired Property	14.5%	516,801	93.8%	Wal*Mart Supercenter, Best Buy, TJMaxx,
								Michael’s, Staples, Bed, Bath & Beyond,
								Barnes & Noble, Sports Authority
74	HOME DEPOT PLAZA-NF	NIAGARA FALLS	NY	Acquired Property	100%	153,838	100.0%	Home Depot, Regal Cinema
75	PINE PLAZA	NIAGARA FALLS	NY	Acquired Property	100%	82,980	97.3%	OfficeMax
76	TOPS — PORTAGE RD.	NIAGRA FALLS	NY	Acquired Property	100%	116,903	93.5%	Tops Market
77	WEGMANS PLAZA-NIAGRA FALLS	NIAGRA FALLS	NY	Acquired Property	100%	124,063	87.3%	Wegman’s Food Markets
78	MOHAWK COMMONS	NISKAYUNA	NY	Acquired Property	100%	404,994	96.9%	Target, Price Choppers, Marshalls, Bed
								Bath & Beyond, Lowe’s Home Improvement,
								Barnes & Noble, PETsMART
79	TOPS — NORWICH	NORWICH	NY	Acquired Property	100%	85,453	100.0%	Tops Market
80	WAL-MART PLAZA-OLEAN	OLEAN	NY	Acquired Property	100%	363,601	98.1%	Wal*Mart Supercenter, Home Depot, BJ’s
								Wholesale Club, Eastwynn Theatres
81	TOPS PLAZA — ONTARIO	ONTARIO	NY	Acquired Property	100%	77,040	100.0%	Tops Market
82	CROSSROADS CENTRE	ORCHARD PARK	NY	Acquired Property	100%	167,805	90.5%	Lowe’s Home Improvement, Tops Market,
								Stein Mart
83	PLATTSBURGH CONSUMER SQ.	PLATTSBURGH	NY	Acquired Property	100%	491,506	94.9%	Wal*Mart Supercenter, Sam’s, TJ Maxx,
								PETsMART, Michael’s, Staples
84	HENRIETTA PLAZA	ROCHESTER	NY	Acquired Property	100%	246,012	95.3%	Tops Market, Big Lots, Office Depot,
								Guitar Center

* Properties acquired from May 14, 2004 to June 7, 2004 pursuant to the terms of the agreement with Benderson Development Company, Inc.

BENDERSON PROPERTIES

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION*	INTEREST	GLA	LEASED	ANCHOR TENANTS
85	PANORAMA PLAZA	ROCHESTER	NY	Acquired Property	100%	278,241	98.6%	Tops Market, Linens ‘N Things
86	FREEDOM PLAZA	ROME	NY	Acquired Property	100%	194,868	83.1%	Tops Market, Staples, J.C. Penney
87	SPRINGVILLE PLAZA	SPRINGVILLE	NY	Acquired Property	100%	108,500	91.6%	Tops Market
88	BEAR ROAD PLAZA	SYRACUSE	NY	Acquired Property	100%	59,483	100.0%	Blockbuster Video, Dollar General, Harbor Freight & Tool
89	TOPS PLAZA — TONAWANDA	TONAWANDA	NY	Acquired Property	100%	97,014	98.3%	Tops Market
90	SHERIDAN/DELAWARE PLAZA	TONAWANDA	NY	Acquired Property	100%	188,200	83.8%	Tops Market, Bon Ton Home Store
91	TOPS/GANDER MT. PLAZA	TONAWANDA	NY	Acquired Property	100%	310,921	97.5%	Tops Market, BJ’s Wholesale Club, Gander Mountain, Big Lots
92	DEL-TON PLAZA	TONAWANDA	NY	Acquired Property	100%	55,473	94.7%	Valu Home Centers
93	OFFICE DEPOT PLAZA	TONAWANDA	NY	Acquired Property	100%	121,846	91.4%	Computer City, Office Depot
94	TOPS — MOHAWK ST.	UTICA	NY	Acquired Property	100%	190,376	71.2%	Tops Market, A.J. Wright
95	VICTOR SQUARE	VICTOR	NY	Probable Acquisition	100%	56,134	100.0%	Thomasville Home Furnishing, Bassett Furniture, Floorz
96	TOPS — WARSAW	WARSAW	NY	Acquired Property	100%	74,105	88.3%	Tops Market
97	HOME DEPOT PLAZA-W. SEN.	WEST SENECA	NY	Acquired Property	100%	139,453	97.2%	Home Depot
98	SENECA RIDGE PLAZA	WEST SENECA	NY	Acquired Property	100%	62,424	82.9%	Sears Hardware
99	PREMIER PLACE	WILLIAMSVILLE	NY	Acquired Property	14.5%	142,536	96.4%	Jonmark Corp., Stein Mart
100	SHERIDAN/HARLEM PLAZA	WILLIAMSVILLE	NY	Acquired Property	100%	58,458	90.1%	CVS, Chuck E. Cheese
101	WILLIAMSVILLE PLACE	WILLIAMSVILLE	NY	Acquired Property	100%	98,257	83.6%	Jos A. Bank, Damon’s

* Properties acquired from May 14, 2004 to June 7, 2004 pursuant to the terms of the agreement with Benderson Development Company, Inc.

BENDERSON PROPERTIES

					DDR
					ANTICIPATED	TOTAL
				DATE OF	OWNERSHIP	OWNED	PERCENT
	PROJECT	CITY	ST	ACQUISITION*	INTEREST	GLA	LEASED	ANCHOR TENANTS
102	TOPS — ASHTABULA, OH	ASHTABULA	OH	Acquired Property	100%	57,874	100.0%	Tops Market
103	CONSUMER SQ. WEST	COLUMBUS	OH	Acquired Property	100%	356,515	88.4%	OfficeMax, Target Stores, Kroger Co.
104	DICK’S SPORTING GOODS OH	TOLEDO	OH	Acquired Property	100%	80,160	100.0%	Dick’s Sporting Goods
105	TOPS — ERIE	ERIE	PA	Acquired Property	100%	99,631	100.0%	Tops Market
106	BJ’S — HANOVER	HANOVER	PA	Acquired Property	100%	112,230	100.0%	BJ’s Wholesale Club
107	N. CHARLESTON CENTER	N. CHARLESTON	SC	Acquired Property	100%	235,501	93.5%	Big Lots
108	FAIRVIEW SQUARE	LYNCHBURG	VA	Acquired Property	100%	85,209	62.3%	Food Lion
109	BJ’S — VIRGINIA BEACH	VIRGINIA BEACH	VA	Probable Acquisition	100%	123,468	100.0%	BJ’S Wholesale Club

* Properties acquired from May 14, 2004 to June 7, 2004 pursuant to the terms of the agreement with Benderson Development Company, Inc.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
INDEX TO FINANCIAL STATEMENTS
March 31, 2004

Page
BENDERSON DEVELOPMENT COMPANY PORTFOLIO I
Combined Statement of Revenues and Certain Expenses for the three month periods ended March 31, 2004 and 2003 (unaudited)	F-2
Notes to Combined Statements of Revenues and Certain Expenses	F-3
BENDERSON DEVELOPMENT COMPANY PORTFOLIO II
Combined Statement of Revenues and Certain Expenses for the three month periods ended March 31, 2004 and 2003 (unaudited)	F-6
Notes to Combined Statements of Revenues and Certain Expenses	F-7
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Pro Forma — unaudited):
Condensed Consolidated Balance Sheet as of March 31, 2004	F-10
Condensed Consolidated Statement of Operations for the three months ended March 31, 2004	F-14
Condensed Consolidated Statement of Operations for the year ended December 31, 2003	F-19
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income And Operating Funds Available	F-27

Developers Diversified Realty Corporation
Benderson Development Company Portfolio I
Combined Statements of Revenues and Certain Expenses
For the Three Month Periods Ended March 31, 2004 and 2003 (Unaudited)

	March 31,
	2004	2003
Revenues:
Minimum rent	$34,255,797	$32,301,962
Percentage and overage rent	245,522	236,597
Recoveries from tenants	9,893,306	9,021,550
Other income	37,670	46,956

	44,432,295	41,607,065

Certain expenses:
Operating and maintenance	4,245,671	4,069,143
Real estate taxes	6,114,033	5,720,444

	10,359,704	9,789,587

Revenues in excess of certain expenses	34,072,591	31,817,478

The accompanying notes are an integral part of these financial statements.

Developers Diversified Realty Corporation
Benderson Development Company Portfolio I
Notes to Combined Statements of Revenues and Certain Expenses
For the Three Month Periods Ended March 31, 2004 and 2003 (Unaudited)

1. OPERATION AND PROBABLE ACQUISITION OF THE PROPERTIES

On March 31, 2004, Developers Diversified Realty Corporation (“DDR”), entered into a binding agreement to purchase interests in 110 retail real estate assets from Benderson Development Company, Inc. and its affiliates (“Benderson”). DDR assigned its rights under the purchase agreement to acquire interests in 14 of the retail real estate assets to an equity affiliate. As of June 22, 2004, DDR has completed the acquisition from Benderson of interests in 100 of the retail real estate assets, including interests in the 14 properties purchased by an equity affiliate. Benderson retained a 2% equity interest in the form of Operating Partnership Units in 52 of these properties. The properties acquired or to be acquired by the Company, excluding those purchased by an equity affiliate, are referred to herein as Benderson Development Company Portfolio I (the “Portfolio” or “Properties”).

Benderson Development Company Portfolio I is not a legal entity, but rather a combination of the following 96 retail properties in which the immediate family members of the Benderson family own a significant interest:

Shopping Center	Location	Shopping Center	Location
Horizon Park	Tampa, FL	Elmwood Regal Center	Buffalo, NY
BJ’s Plaza	Hamburg, NY	Highlands Plaza	Lakeland, FL
Home Depot	Orland Park, IL	Tops Plaza – Cortland	Cortland, NY
Wrangleboro Consumer Square	Mays Landing, NJ	Hen – Jef Plaza	Henrietta, NY
Big Flats Consumer Square	Big Flats, NY	Delaware Consumer Square	Buffalo, NY
Mohawk Commons	Niskayuna, NY	University Plaza	Amherst, NY
Boulevard Consumer Square	Amherst, NY	Culver Ridge Plaza	Irondequoit, NY
Wal-Mart Plaza Olean	Olean, NY	Tops – Transit Commons	Amherst, NY
Plattsburgh Consumer Square	Plattsburgh, NY	Tops – Kellogg Rd	New Hartford, NY
Mooresville Consumer Square	Mooresville, NC	Wegman’s Plaza – N Falls	Niagara Falls, NY
Hamilton Commons	Mays Landing, NJ	Sheridan/Delaware Plaza	Tonawanda, NY
Panorama Plaza	Rochester, NY	Meadows Square	Boynton Beach, FL
Consumer Square West	Columbus, OH	Freedom Plaza	Rome, NY
Monmouth Consumer Square	West Long Branch, NJ	Tops — Mohawk St	Utica, NY
Tops/Gander Mt. Plaza	Tonawanda, NY	McKinley/Milestrip Plaza	Hamburg, NY
Wal-Mart/Tops Lockport	Lockport, NY	Kmart Plaza	Chili, NY
Thruway Plaza	Cheektowaga, NY	Springville Plaza	Springville, NY
Westgate Plaza	Gates, NY	Bear Road Plaza	Syracuse, NY
Home Depot Plaza	West Seneca, NY	Marshall’s Plaza	Buffalo, NY
Michael’s/Chuck E Cheese’s	Dewitt, NY	Southside Plaza	Jamestown, NY
Tops – Union Urban	Cheektowaga, NY	Hamburg Village Square	Hamburg, NY
Mid-City Plaza	N Tonawanda, NY	Fairview Square	Lynchburg, VA
Burlington/JoAnn Plaza	Amherst, NY	Dewitt Commons	Dewitt, NY
Tops Plaza	Ithaca, NY	Pine Plaza	Niagara Falls, NY
BJ’s Virginia Beach	Virginia Beach, VA	Seneca Ridge Plaza	West Seneca, NY
Tops D&L Plaza	Depew, NY	Del-Ton Plaza	Tonawanda, NY
Henrietta Plaza	Rochester, NY	Williamsville Place	Williamsville, NY
Crossroads Centre	Orchard Park, NY	Jo-Ann Stores-Greece	Greece, NY
Turfway Shopping Center	Florence, KY	Dick’s – Maple Rd	Amherst, NY
Home Depot – Hamburg	Hamburg, NY	The Village Shopping Ctr.	Orange Park, FL
Office Depot Plaza	Tonawanda, NY	Tops – Southpark Plaza	Hamburg, NY
Outer Loop Plaza	Louisville, KY	Dick’s – McKinley	Blasdell, NY
Eastwood Shopping Center	Frankfort, KY	Kmart – Englewood	Englewood, OH
North Charleston Center	North Charleston, SC	Alpine Ave – Walker	Walker, MI
Arlington Road Plaza	Jacksonville, FL	Dick’s Sporting Goods	Toledo, OH
BJ’s Hanover	Hanover, PA	Tops – Arcade	Arcade, NY

Developers Diversified Realty Corporation
Benderson Development Company Portfolio I
Notes to Combined Statements of Revenues and Certain Expenses
For the Three Month Periods Ended March 31, 2004 and 2003 (Unaudited)

Shopping Center	Location	Shopping Center	Location
Tops Portage Road	Niagara Falls, NY	Tops – Warsaw	Warsaw, NY
Home Depot Plaza	Niagara Falls, NY	Tops – Erie	Erie, PA
Tops Plaza – Elmira	Emira, NY	Tops Plaza – Tonawanda	Tonawanda, NY
Tops – Medina	Medina, NY	Tops Plaza – Avon	Avon, NY
Tops Plaza – Hamlin	Hamlin, NY	Rotonda Plaza	Englewood, FL
Tops Plaza – Leroy	Avon, NY	Tops – Norwich	Norwich, NY
Tops – Jamestown	Jamestown, NY	Tops Plaza – Ontario	Ontario, NY
Tops – Alden, NY	Alden, NY	Sheridan/Harlem Plaza	Williamsville, NY
Union Town Center	Union County, NC	Ridgeview Place	Irondequoit, NY
Tops – Ashtabula	Ashtabula, OH	Tops – Canandaigua	Canandaigua, NY
Tops – Dansville	Dansville, NY	Victor Square	Victor, NY
Marketplace Phase II	Henrietta, NY	Tops – Robinson Rd Plaza	Amherst, NY

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined statements of revenues and certain expenses include the operations of the above 96 retail properties for the three month periods ended March 31, 2004 and 2003. These combined statements have been prepared on the accrual basis of accounting.

The accompanying combined financial statements are not representative of the actual operations for the periods presented. As required by the Securities and Exchange Commission, Regulation S-X, Rule 3-14 (“Rule 3-14”), certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be incurred by DDR in the future operation of the Properties, have been excluded. Revenues excluded consist of interest income and related party lease payments that will not be assumed by DDR. Expenses excluded consist primarily of depreciation and amortization, ground lease expense relating to leases that will not be assumed by DDR, write off of unamortized tenant improvements relating to tenant lease terminations, property management fees, tax preparation fees, interest, and other allocated overhead expenses.

Further, the accompanying combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information as well as Rule 3-14. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles or Rule 3-14 for complete financial statements. However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results of the periods presented. The results of the operations for the three month periods ended March 31, 2004 and 2003 are not necessarily indicative of the results that may be expected for the full year. These unaudited combined financial statements should be read in conjunction with the Portfolio’s audited combined statement of revenues and certain expenses and notes thereto included in DDR’s Form 8-K dated March 31, 2004 and filed on April 15, 2004.

Revenue Recognition

Minimum rents from tenants are recognized using the straight-line method over the term of the related lease. The excess of the initial rental income recognized over the amounts due pursuant to the lease terms are recorded as straight-line rent receivable. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant lease provision.

Developers Diversified Realty Corporation
Benderson Development Company Portfolio I
Notes to Combined Statements of Revenues and Certain Expenses
For the Three Month Periods Ended March 31, 2004 and 2003 (Unaudited)

Real Estate

Expenditures for repairs and maintenance items are expensed as incurred. Costs related to the acquisition, development and improvement of the Properties and related assets are capitalized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. TRANSACTIONS WITH RELATED PARTIES

Benderson is the property manager for all properties included in these combined financial statements excluding two properties which are managed by the joint venture partner. Management fees associated with the Portfolio have been eliminated as further discussed in Note 2. In accordance with the property management agreement, insurance coverage is provided through Benderson’s insurance policies, as applicable, which provide liability and property coverage. The Portfolio was allocated its estimated proportionate share of insurance expense by Benderson of which $250,797 and $263,977 is included in the accompanying combined financial statements for the three month periods ended March 31, 2004 and 2003, respectively.

Developers Diversified Realty Corporation
Benderson Development Company Portfolio II
Combined Statements of Revenues and Certain Expenses
For the Three Month Periods Ended March 31, 2004 and 2003 (Unaudited)

	March 31,
	2004	2003
Revenues:
Minimum rent	$5,407,644	$4,972,931
Percentage and overage rent	1,414	17,431
Recoveries from tenants	1,340,892	1,198,713
Other income	1,837	$1,394

	6,751,787	6,190,469

Certain expenses:
Operating and maintenance	564,890	557,468
Real estate taxes	838,063	710,081

	1,402,953	1,267,549

Revenues in excess of certain expenses	$5,348,834	$4,922,920

The accompanying notes are an integral part of these financial statements.

Developers Diversified Realty Corporation
Benderson Development Company Portfolio II
Notes to Combined Statements of Revenues and Certain Expenses
For the Three Month Periods Ended March 31. 2004 and 2003 (Unaudited)

1. OPERATION AND ACQUISITION OF PROPERTIES

On March 31, 2004, Developers Diversified Realty Corporation (“DDR”), entered into a binding agreement to purchase interests in 110 retail real estate assets from Benderson Development Company, Inc. and its affiliates (“Benderson”). DDR assigned its rights under the purchase agreement to acquire interests in 14 of the retail real estate assets (referred to herein as Benderson Development Company Portfolio II, the “Portfolio” or the “Properties”) to an equity affiliate (“Affiliate”). As of June 22, 2004, the Affiliate had completed the acquisition of the 14 Properties.

Benderson Development Company Portfolio II is not a legal entity, but rather a combination of the following 14 retail properties in which the immediate family members of the Benderson family own a significant interest:

Shopping		Shopping
Center	Location	Center	Location
Union Consumer Square	Cheektowaga, NY	New Hartford Consumer Square	New Hartford, NY
Walden Consumer Square	Cheektowaga, NY	Eastgate Plaza	Clarence, NY
Batavia Commons	Batavia, NY	Premier Place	Williamsville, NY
Borders Books – Walden	Cheektowaga, NY	Barnes and Nobles – Transit Road	Amherst, NY
BJ’s Batavia	Batavia, NY	Tops Plaza – Batavia	Batavia, NY
Regal Cinemas – Lancaster	Lancaster, NY	Jo-Ann Plaza – Transit Road	Clarence, NY
Dick’s Plaza – Union Road	Cheektowaga, NY	Walden Place	Cheektowaga, NY

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined statements of revenues and certain expenses include the operations of the above 14 retail properties for the three month periods ended March 31, 2004 and 2003. These combined statements have been prepared on the accrual basis of accounting.

The accompanying combined financial statements are not representative of the actual operations for the periods presented. As required by the Securities and Exchange Commission, Regulation S-X, Rule 3-14 (“Rule 3-14”), certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be incurred by DDR in the future operation of the Properties, have been excluded. Revenues excluded consist of interest income and related party lease payments that will not be assumed by DDR. Expenses excluded consist primarily of depreciation and amortization, ground lease expense relating to leases that will not be assumed by DDR, write off of unamortized tenant improvements relating to tenant lease terminations, property management fees, tax preparation fees, interest, and other allocated overhead expenses.

Further, the accompanying combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information as well as Rule 3-14. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles or Rule 3-14 for complete financial statements. However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results of the periods presented. The results of the operations for the three month periods ended March 31, 2004 and 2003 are not necessarily indicative of the results that may be expected for the full year. These unaudited combined financial statements should be read in conjunction with the Portfolio’s audited combined statement of revenues and certain expenses and notes thereto included in DDR’s Form 8-K dated March 31, 2004 and filed on April 15, 2004.

Developers Diversified Realty Corporation
Benderson Development Company Portfolio II
Notes to Combined Statements of Revenues and Certain Expenses
For the Three Month Periods Ended March 31. 2004 and 2003 (Unaudited)

Revenue Recognition

Minimum rents from tenants are recognized using the straight-line method over the term of the related lease. The excess of the initial rental income recognized over the amounts due pursuant to the lease terms are recorded as straight-line rent receivable. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant lease provision.

Real Estate

Expenditures for repairs and maintenance items are expensed as incurred. Costs related to the acquisition, development and improvement of the Portfolio and related assets are capitalized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. TRANSACTIONS WITH RELATED PARTIES

Benderson is the property manager. Management fees associated with Benderson’s management of the Portfolio have been eliminated as further discussed in Note 2. In accordance with the property management agreement, insurance coverage is provided through Benderson’s insurance policies, which provide liability and property coverage. The Portfolio was allocated its estimated proportionate share of insurance expense by Benderson of which $36,927 and $46,462 are included in the accompanying combined financial statements for the three month periods ended March 31, 2004 and 2003, respectively.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2004

(Unaudited)

The following unaudited pro forma condensed consolidated balance sheet is presented as if (i) the transfer of nine properties or interests therein to an effective 14.5% equity affiliate and (ii) the Company and its equity affiliate’s acquisition of the Benderson Properties had occurred on March 31, 2004. This pro forma condensed consolidated balance sheet should be read in conjunction with the pro forma condensed consolidated statement of operations of the Company presented herein and the historical financial statements and notes thereto of the Company included in the Company’s Form 10-Q for the three months ended March 31, 2004.

The unaudited pro forma condensed consolidated balance sheet does not purport to represent what the actual financial position of the Company would have been at March 31, 2004, nor does it purport to represent the future financial position of the Company. The Company will account for the purchase of Benderson utilizing the purchase price method of accounting. The pro forma adjustments relating to Benderson are based on the Company’s preliminary purchase price allocation and certain estimates. The Company will engage an appraiser to perform a valuation of the real estate and certain other assets. As a result, the purchase price allocation is preliminary and subject to change. In addition, certain assumptions have been made with regard to the Company’s anticipated initial financing of Benderson. Therefore, the amounts in the pro forma adjustments are preliminary and could change. There can be no assurance that the final adjustments will not be materially different from those included herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2004 (continued)

(IN THOUSANDS)
(Unaudited)

	Company	Pro Forma			Company
	Historical	Adjustments			Pro Forma
Assets
Real estate, net	$3,510,717	$1,857,200	(a	)	$5,367,917
Cash and cash equivalents	22,683	—			22,683
Restricted cash	4,800	—			4,800
Investments in and advances to joint ventures	245,905	21,325	(b	)	267,230
Notes receivable	9,873	—			9,873
Other assets	127,437	29,565	(a	)	157,002

	$3,921,415	$1,908,090			$5,829,505

Liabilities and Shareholders’ Equity
Unsecured indebtedness:
Senior notes	$1,113,479	$250,000	(c	)	$1,363,479
Variable rate term debt	150,000	200,000	(d	)	350,000
Revolving credit facility	100,000	340,705	(e	)	440,705

	1,363,479	790,705			2,154,184

Secured indebtedness:
Revolving credit facility	2,500	—			2,500
Mortgage and other secured indebtedness	716,876	407,810	(f	)	1,124,686

	719,376	407,810			1,127,186

Total indebtedness	2,082,855	1,198,515			3,281,370
Accounts payable and accrued expense	73,252	—			73,252
Dividend payable	43,672	—			43,672
Other liabilities	55,133	—			55,133

	2,254,912	1,198,515			3,453,427
Minority interests	46,825	16,200	(g	)	63,025
Shareholders’ equity:
Preferred shares	535,000	170,000	(h	)	705,000
Common shares	9,396	1,500	(h	)	10,896
Paid-in-capital	1,306,435	483,595	(h	)	1,790,030
Other shareholders’ equity	(231,153)	38,280	(i	)	(192,873)

	1,619,678	693,375			2,313,053

	$3,921,415	$1,908,090			$5,829,505

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2004 (continued)

(Unaudited)

(a)	Represents the initial purchase price allocation of 95 of the Portfolio Properties net of property transfers. The purchase of these shopping centers was funded and is anticipated to be funded through mortgages assumed, borrowings from revolving credit facilities, unsecured debt, term loans, the issuance of operating partnership units (“OP Units”), preferred and common share offerings and the proceeds generated from the transfer of eight previously held wholly-owned properties to an effectively owned 14.5% equity affiliate. The net increase in real estate assets is as follows (in thousands):

	Acquisition		Transfer of 8
	Properties		Properties		Net Increase
Purchase price/Carrying value	$2,030,100		$(143,335)	(2)	1,886,765
Less: Intangible assets	(30,200)	(1)	635	(2)	(29,565)

Real estate, net	$1,999,900	(1)	$(142,700)		$1,857,200

(1)	Represents the preliminary purchase price allocation pursuant to the provisions of SFAS 141, Business Combinations. The Intangible assets represent primarily the estimated fair value of the in-place tenant leases and tenant relationships. This allocation is based upon certain estimates and is subject to change. The Company plans to engage an appraiser to perform a valuation of the real estate and certain other assets. The estimates utilized were based primarily on the percentage allocations consistent with information obtained for similar previous acquisitions. The Company is in the process of obtaining valuations of all related tangible and intangible assets for each property that will be recorded in the financial statements upon consummation of the sale.

(2)	Represents the carrying value of properties transferred.

(b)	Represents an effective 14.5% equity investment in 23 shopping center properties (14 acquired from Benderson, 8 wholly-owned DDR properties and one joint venture interest) acquired through joint venture interests at an aggregate purchase price of approximately $547 million and debt of approximately $345 million. The net increase of investments in advances to joint ventures is comprised of the following:

Joint venture assets acquired	546,107
Less: Mortgage financings	(312,900)

Joint venture equity	233,207
DDR ownership interest	14.5%

33,815
Less: Deferred gain	(6,490)
Transfer of 50% owned investment equity	(6,000)

$21,325

(c)	Represents the issuance of $250 million of unsecured senior notes (5.25%) in April 2004 to fund a portion of the purchase price of the Acquisition Properties.

(d)	Represents a term loan entered into by the Company to fund a portion of the purchase price of the Acquisition Properties at an effective rate of LIBOR + .75% (2.0%).

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2004 (continued)

(Unaudited)

(e)	Represents a net increase in the revolving credit facility debt as follows (in thousands):

Transfer of nine properties or interest therein to an effectively owned 14.5% equity affiliate, net of ownership interests	(181,335)
Revolving credit facility debt assumed to be used to fund the Acquisition Properties (2.0%)(1)	522,040

$340,705

(1)	Assumes $501.0 million for the 95 Acquisition Properties and $21.0 million for the 14 Joint Venture Properties.

(f)	Represents an increase in mortgage debt assumed with the 95 Acquisition Properties. Includes an adjustment of approximately $30 million to fair value, based on rates for debt with similar terms and remaining maturities as of May 2004.

(g)	Represents OP Units issued or to be issued representing 2% of the purchase price of 52 of the Acquisition Properties which are exchangeable, in certain circumstances, into common shares of the Company.

(h)	Represents issuance of $170 million, 7.5% Preferred Shares, net of offering costs estimated at $5.9 million, and the issuance of 15.0 million common shares at $33.37, net of offering costs estimated at $9.6 million.

(i)	Reflects the estimated non recurring gain on sale from the transfer of nine properties or interests therein to an equity affiliate of approximately $44.8 million, net of the deferred portion of approximately $6.5 million, relating to the Company’s retained ownership interest.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2004 and the Year Ended December 31, 2003

The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2004 is presented as if (i) the transfer of nine properties or interests therein to an effective 14.5% equity investment, (ii) the Company and its equity affiliate’s acquisition of the Benderson Properties, (iii) the issuance of $250 million of unsecured notes in April 2004, (iv) the issuance of $170 million of preferred shares in May 2004 and (v) the issuance of 15.0 million DDR common shares in May 2004 had occurred on January 1, 2003.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 is presented as if (i) the merger with JDN, (ii) the transfer of nine properties or interests therein to an effective 14.5% equity investment, (iii) the Company and its equity affiliate’s acquisition of the Benderson Properties, (iv) the issuance of $250 million of unsecured notes in April 2004, (v) the issuance of $170 million of preferred shares in May 2004 and (vi) the issuance of 15.0 million DDR common shares in May 2004 had occurred on January 1, 2003.

The following unaudited pro forma information is based upon the historical consolidated results of operations of the Company for the three months ended March 31, 2004 and the year ended December 31, 2003, giving effect to the items listed above. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Form 10-Q for the three months ended March 31, 2004 and Form 8-K dated June 22, 2004 and filed on June 24, 2004 (which financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS 144 – “Accounting for the Impairment or Disposal of Long Lived Assets”) for the year ended December 31, 2003.

The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the items listed above had been completed on January 1, 2003, and does not purport to represent the Company’s results of operations for future periods. The Company accounted for the merger with JDN and will account for the purchase of Benderson utilizing the purchase price method of accounting. The pro forma adjustments relating to Benderson are based on the Company’s preliminary purchase price allocation and certain estimates. The Company will engage an appraiser to perform a valuation of the real estate and certain other assets. As a result, the purchase price allocation is preliminary and subject to change. In addition, certain assumptions have been made with regard to the Company’s anticipated initial financing of Benderson. Therefore, the amounts in the pro forma adjustments are preliminary and could change. There can be no assurance that the final adjustments will not be materially different from those included herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2004

(In thousands, except share and per share data)
(Unaudited)

		Asset		Benderson		Company
	Company Historical	Transfers		Properties		Pro Forma
Revenues from rental properties	$116,478	$(4,634)	(a)	$44,395 (95)	(d) (e)	$156,144
Management fees and other income	9,851	(5)	(a)	38 524	(d) (i)	10,408

	126,329	(4,639)		44,862		166,552

Operating and maintenance	16,265	(588)	(a)	4,246 (30)	(d) (e)	19,893
Real estate taxes	15,870	(439)	(a)	6,114 (16)	(d) (e)	21,529
Depreciation and amortization	25,101	(724)	(a)	11,919	(f)	36,296
General and administrative	10,444	—		1,250	(g)	11,694
Interest	24,934	(87)	(b)	9,071 3,361 169	(h) (j) (i)	37,448

	92,614	(1,838)		36,084		126,860

Income before equity in net income of joint ventures, gain on sale of joint venture interests and minority interests	33,715	(2,801)		8,778		39,692
Equity in net income of joint Ventures	18,221	(210)	(c)	1,585	(i)	19,596
Income tax of taxable REIT subsidiaries and franchise taxes	(671)	—		—		(671)
Minority interests	(1,145)	—		(233)	(k)	(1,378)

Income (loss) from continuing Operations	50,120	(3,011)		10,130		57,239
Preferred dividends	(10,604 —)	— —		(3,188 —)	(l)	(13,792 —)

Income (loss) applicable to common shareholders from continuing operations	$39,516	$(3,011)		$6,942		$43,477

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$0.47					$0.47	(m)

Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$0.46					$0.47	(m)

Weighted average number of common shares (in thousands):
Basic	86,344					101,344

Diluted	87,646					104,281

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2004 (continued)

(In thousands, except share and per share data)
(Unaudited)

(a)	Reflects the elimination of revenues and expenses associated with the transfer of eight wholly-owned properties to an effectively owned 14.5% equity investment. The estimated non-recurring gain of approximately $38.3 million, net, associated with this transfer is not included in the pro forma condensed consolidated statement of operations but will be reflected in the historical statement of operations when the statements are issued.

(b)	Reflects the reduction in interest costs associated with the proceeds from the transfer of eight wholly-owned properties and one 50% owned joint venture property to an effectively owned 14.5% equity investment. Interest was calculated based on proceeds of $197.2 million and utilizing the Company’s estimated interest rate under its revolving credit facilities (2.0%).

(c)	Reflects the elimination of equity in net income of joint ventures associated with the sale of one of the Company’s 50% owned joint ventures to an effectively owned 14.5% equity investment.

(d)	Reflects the revenues and certain expenses for the three month period March 31, 2004 of the Acquisition Properties, of which the acquisition of nine properties has not occurred as of June 22, 2004. Several of the Acquisition Properties were under development or in the lease-up phase during 2004 and, therefore, the 2004 operating results are not reflective of the future operations of the Acquisition Properties in the aggregate.

(e)	Reflects the elimination of one property that will not be acquired by the Company.

(f)	To reflect depreciation and amortization expense associated with the Acquisition Properties. Depreciation and amortization expense is calculated based on a preliminary purchase price allocation. The adjustment is calculated as follows (in thousands):

Fair market value of tangible real estate assets	$2,030,100
Less: Non-depreciable real estate assets	(710,500)

Depreciable buildings and improvements	$1,319,600

Intangible assets	$30,200

Depreciation expense based on 10 to 31.5 year lives	$43,900
Amortization expense based on 4 to 31.5 year lives	$3,775

Depreciation expense adjustment	$47,675

Three Months	$11,919

The allocation of the fair market value of the tangible and intangible assets between non-depreciable real estate, principally land, buildings and improvements and intangible assets is preliminary and based upon certain estimates. As noted above, the Company is in the process of obtaining final valuations of the tangible and intangible assets.

(g)	The general and administrative expenses of the Company have been adjusted by $1.3 million to reflect the estimated increased expenses expected to be incurred associated with additional operating personnel and related costs attributable to the increase in the Company’s portfolio of properties resulting from this transaction.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2004 (continued)

(In thousands, except share and per share data)
(Unaudited)

(h)	Reflects an increase in interest expense as follows:

Estimated interest expense on the Company’s revolving credit facilities ($501.0 million at 2.0%)	$2,504
Estimated interest expense on the Company’s term loan facility ($200 million at 2.0%)	1,000
Mortgage debt assumed (7.1%)	6,736
Amortization of excess fair value over historical costs of debt assumed	(1,169)

$9,071

Assumes utilization of the Company’s revolving credit facilities, which bear interest at LIBOR plus 80 basis points, and the term loan which assumed interest at LIBOR plus 75 basis points. Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. Mortgage debt includes a fair market value adjustment of approximately $30 million based on rates for debt with similar terms and remaining maturities as of May 2004. If the interest rate on the revolving credit facilities and term loan, based upon a principle amount of $701.0 million, increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense for the three month period.

Adjustment to annual interest expense if rate increases 12.5 basis points	$219
Adjustment to annual interest expense if rate decreases 12.5 basis points	$(219)

(i)	Reflects the revenues and expenses of the 14 Joint Venture Properties and the nine transferred shopping centers which were acquired through an effectively owned 14.5% non-controlling equity affiliate for the three month period ended March 31, 2004 as follows:

	14 Joint Venture	Nine Transferred
	Properties	Properties	Total
Revenues	$6,752	$6,353	$13,105

Operating and maintenance	565	756	1,321
Real estate taxes	838	701	1,539
Depreciation (1)	1,428	1,117	2,545
Interest (2)	2,132	985	3,117
Management fees	270	254	524

	5,233	3,813	9,046

	$1,519	$2,540	$4,059

Equity in net income of joint venture (3)			$1,585

Management fee income of $524 assumed to be earned by DDR from the equity affiliate based on a rate of 4% of total income.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2004 (continued)

(In thousands, except share and per share data)
(Unaudited)

The Company’s proportionate share of the purchase price was funded through cash obtained from the Company’s revolving credit facilities. As a result, an interest expense adjustment of $169 is reflected associated with the Company’s assumed $33.8 million investment in the equity investment calculated at an interest rate of 2.0%.

(1)	Determined depreciation utilizing a 40 year life for building based on the preliminary purchase price allocation.

(2)	Calculated at the affiliate’s effective market interest rate (4.0%) which assumes mortgage debt assumed of approximately $78 million and additional borrowings of approximately $235 million.

(3)	Calculated based on an effectively owned 14.5% joint venture with promoted interests.

(j)	Reflects the increase in interest expense as a portion of the Company’s purchase price was funded through the issuance of $250 million of unsecured senior notes in April 2004 at a fixed rate of 5.25%.

(k)	Represents the minority interest expense associated with certain of the Acquisition Properties based on approximately 506,000 units and an estimated annual expense of $0.46 per unit for the three month period ended March 31, 2004.

(l)	Reflects the adjustment to dividends associated with the $170 million, 7.5%, Class I Preferred Share offering in May 2004 with offering costs of approximately $5.9 million.

(m)	Pro forma income per common share is based upon the weighted-average number of DDR common shares assumed to be outstanding at March 31, 2004, which includes 15.0 million common shares issued in May 2004.

In accordance with the SFAS 128, basic and diluted earnings per share from continuing operations is calculated as follows:

Income from continuing operations	$57,239
Add: Gain on disposition of real estate and real estate investments	4,370	(1)
Less: Preferred stock dividends	(13,792)

Basic — Income from continuing operations and applicable to Common shareholders	47,817
Add: Operating partnership minority interests	805

Diluted — Income from continuing operations and applicable to Common shareholders	$48,622

(1)	Amount represents actual gain on sale of assets from DDR for the three month period ended March 31, 2004. This amount excludes a non-recurring gain associated with the transfer of eight properties to an effectively owned 14.5% joint venture. This gain will be reflected in the historical statement of operations when the financial statements are issued net of the amount deferred relating to the Company’s retained ownership interest.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2004 (continued)

(In thousands, except share and per share data)
(Unaudited)

Number of shares:
Basic — average shares outstanding	101,344
Effect of dilutive securities:
Stock options	1,224
Operating partnership minority interests	1,635
Restricted stock	78

Diluted shares — average shares outstanding	104,281

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$0.47
Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$0.47

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For The Year Ended December 31, 2003

(In thousands, except share and per share data)
(Unaudited)

			JDN
			Pro Forma		Asset		Benderson		Company
	Company Historical	JDN (a)	Adjustments		Transfers		Properties		Pro Forma
Revenues from rental properties	$442,758	$21,306	$—		$(14,244)	(f)	$174,369	(i)	$623,741
							(448)	(j)
Management fees and other income	33,159	471	—		(29)	(f)	93	(i)	35,580
							1,886	(n)

	475,917	21,777	—		(14,273)		175,900		659,321

Operating and maintenance	63,761	3,044	—		(1,617)	(f)	19,991	(i)	85,046
							(133)	(j)
Real estate taxes	57,907	2,009	—		(1,151)	(f)	23,075	(i)	81,705
							(135)	(j)
Depreciation and amortization	94,289	4,560	(171)	(b)	(2,360)	(f)	47,675	(k)	143,993
General and administrative	40,820	3,926	—	(c)	—		5,000	(l)	49,746
Interest	89,633	6,335	(1,755)	(d)	(3,943)	(g)	36,286	(m)	140,677
							13,444	(o)
							677	(n)
Transaction expenses and other	9,190	15,355	—	(c)	—		—		24,545

	355,600	35,229	(1,926)		(9,071)		145,880		525,712

Income before equity in net income of joint ventures, gain on sale of joint venture interests and minority interests	120,317	(13,452)	1,926		(5,202)		30,020		133,609
Equity in net income of joint Ventures	44,967	281	—		(924)	(h)	2,773	(m)	47,097
Gain on sale of joint venture Interests	7,950	—	—		—		—		7,950
Minority interests	(5,365)	(32)	—		—		(855)	(p)	(6,252)

Income (loss) from continuing Operations	167,869	(13,203)	1,926		(6,126)		31,938		182,404
Preferred dividends	(51,205)	(945)	945	(e)	—		(12,750)	(q)	(64,900)
	—	—	(945)	(e)	—		—		—

Income (loss) applicable to common shareholders from continuing operations	$116,664	$(14,148)	$1,926		$(6,126)		$19,188		$117,504

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$2.32								$2.01	(r)

Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$2.28								$1.98	(r)

Weighted average number of common shares (in thousands):
Basic	81,903								100,446

Diluted	84,188								103,237

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(a)	Results of JDN for the period January 1, 2003 through March 12, 2003, the date preceding the merger, as recorded in historical records.

(b)	To reflect depreciation and amortization expense associated with JDN. Depreciation and amortization expense is calculated based on the final purchase price allocation. The adjustment is calculated as follows:

Fair market value of tangible real estate assets	$1,030,625
Less: Non-depreciable real estate assets	(368,893)

Depreciable buildings and improvements	$661,732

Intangible assets	$13,102

Depreciation expense based on 31.5 year life through the date of the merger	$4,086
Amortization expense based on 4 to 31.5 year lives through the date of the merger	$303
Less: Depreciation expense recorded by JDN	(4,560)

Depreciation expense adjustment	$(171)

(c)	DDR’s management had estimated that there would have been a reduction of general and administrative expense as a result of the JDN merger of approximately $3.0 million on a pro forma basis. In addition, DDR’s management believed that the transaction costs and other costs of approximately $15.4 million incurred by JDN were not indicative of the operations of the business. The general and administrative expense and settlement expense savings have not been adjusted for in the pro forma condensed consolidated statement of operations. There can be no assurance that DDR will be successful in realizing anticipated costs savings.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(d)	Reflects the decrease in interest expense relating to JDN as follows:

Elimination of JDN’s amortization of mortgage procurement costs	$(411)
Estimated interest savings due to DDR’s lower borrowing costs	(501)
Amortization of excess fair value over historical costs of debt assumed	(843)

$(1,755)

Assumes utilization of DDR’s revolving credit facilities which bore interest at LIBOR plus 100 basis points compared to JDN’s secured revolving credit facility which bore interest at LIBOR plus 212.5 basis points creating an interest savings of approximately $0.5 million, based on JDN’s estimated average outstanding borrowings of approximately $229 million. Interest assumed to be capitalized is not considered material. DDR refinanced amounts outstanding under JDN’s secured revolving credit facility at the time of the merger.

Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. If the interest rate on the revolving credit facilities increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense.

Adjustment to annual interest expense if rate increases 12.5 basis points	$62
Adjustment to annual interest expense if rate decreases 12.5 basis points	$(62)

(e)	Reflects (i) the elimination of the dividend on the 2,000,000 JDN 9 3/8% Series A Cumulative Redeemable Preferred Shares which were exchanged for 2,000,000 DDR 9-3/8% Cumulative Redeemable Voting Preferred Shares and (ii) the corresponding dividends assumed to be paid on the 2,000,000 DDR 9-3/8% Cumulative Redeemable Voting Preferred Shares.

(f)	Reflects the elimination of revenues and expenses associated with the transfer of eight wholly-owned properties to an effectively owned 14.5% equity investment. The estimated non-recurring gain of approximately $38.3 million, net, associated with this transfer is not included in the pro forma condensed consolidated statement of operations but will be reflected in the historical statement of operations when the transaction is consummated.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(g)	Reflects the reduction in interest costs associated with the proceeds from the transfer of eight wholly-owned properties and one 50% owned joint venture property to an effectively owned 14.5% equity investment. Interest was calculated based on proceeds of $197.2 million and utilizing the Company’s estimated interest rate under its revolving credit facilities (2.0%).

(h)	Reflects the elimination of equity in net income of joint ventures associated with the sale of one of the Company’s 50% owned joint ventures to an effectively owned 14.5% equity investment.

(i)	Reflects the revenues and certain expenses for the year ended December 31, 2003 of the Acquisition Properties, of which the acquisition of nine properties has not occurred as of June 22, 2004. Several of the Acquisition Properties were under development or in the lease-up phase during 2003 and, therefore, the 2003 operating results are not reflective of the future operations of the Acquisition Properties in the aggregate.

(j)	Reflects the elimination of one property that will not be acquired by the Company.

(k)	To reflect depreciation and amortization expense associated with the Acquisition Properties. Depreciation and amortization expense is calculated based on a preliminary purchase price allocation. The adjustment is calculated as follows (in thousands):

Fair market value of tangible real estate assets	$2,030,100
Less: Non-depreciable real estate assets	(710,500)

Depreciable buildings and improvements	$1,319,600

Intangible assets	$30,200

Depreciation expense based on 10 to 31.5 year lives	$43,900
Amortization expense based on 4 to 31.5 year lives	$3,775

Depreciation expense adjustment	$47,675

The allocation of the fair market value of the tangible and intangible assets between non-depreciable real estate, principally land, buildings and improvements and intangible assets is preliminary and based upon certain estimates. As noted above, the Company is in the process of obtaining final valuations of the tangible and intangible assets.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(l)	The general and administrative expenses of the Company have been adjusted by $5 million to reflect the estimated increased expenses expected to be incurred associated with additional operating personnel and related costs attributable to the increase in the Company’s portfolio of properties resulting from this transaction.

(m)	Reflects an increase in interest expense as follows:

Estimated interest expense on the Company’s revolving credit facilities ($501.0 million at 2.0%)	$10,018
Estimated interest expense on the Company’s term loan facility ($200 million at 2.0%)	4,000
Mortgage debt assumed (7.1%)	26,944
Amortization of excess fair value over historical costs of debt assumed	(4,676)

$36,286

Assumes utilization of the Company’s revolving credit facilities, which bear interest at LIBOR plus 80 basis points, and the term loan which assumed an interest rate at LIBOR plus 75 basis points. Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. Mortgage debt includes a fair market value adjustment of approximately $30 million based on rates for debt with similar terms and remaining maturities as of May 2004. If the interest rate on the revolving credit facilities and term loan, based upon a principle amount of $701.0 million, increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense.

Adjustment to annual interest expense if rate increases 12.5 basis points	$876
Adjustment to annual interest expense if rate decreases 12.5 basis points	$(876)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(n)	Reflects the revenues and expenses of the 14 Joint Venture Properties and the nine transferred shopping centers which were acquired through an effectively owned 14.5% non-controlling equity affiliate for the year ended December 31, 2003 as follows:

	14 Joint Venture	Nine Transferred
	Properties	Properties	Total
Revenues	$26,141	$21,016	$47,157

Operating and maintenance	2,950	2,291	5,241
Real estate taxes	2,969	2,158	5,127
Depreciation (1)	5,711	4,470	10,181
Interest (2)	8,528	3,941	12,469
Management fees	1,045	841	1,886

	21,203	13,701	34,904

	$4,938	$7,315	$12,253

Equity in net income of joint venture (3)			$2,773

Management fee income of $1,886 assumed to be earned by DDR from the equity affiliate based on a rate of 4% of total income.

Certain of the Joint Venture Properties were in the lease-up phase during 2003 and two of the transferred properties were under development or in the lease-up phase during 2003 and, therefore, the 2003 operating results are not reflective of the future operations of the properties in the aggregate.

The Company’s proportionate share of the purchase price was funded through cash obtained from the Company’s revolving credit facilities. As a result, an interest expense adjustment of $677 is reflected associated with the Company’s assumed $33.8 million investment in the equity investment calculated at an interest rate of 2.0%.

(1)	Determined depreciation utilizing a 40 year life for building based on the preliminary purchase price allocation.

(2)	Calculated at the affiliate’s effective market interest rate (4.0%) which assumes mortgage debt assumed of approximately $78 million and additional borrowings of approximately $235 million.

(3)	Calculated based on an effectively owned 14.5% joint venture with promoted interests.

(o)	Reflects the increase in interest expense as a portion of the Company’s purchase price was funded from the issuance of $250 million of unsecured senior notes in April 2004 at a fixed rate of 5.25%.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

(p)	Represents the minority interest expense associated with certain of the Acquisiton Properties based on approximately 506,000 units and an estimated annual expense of $1.69 per unit for 2003.

(q)	Reflects the adjustment to dividends associated with the $170 million, 7.5%, Class I Preferred Share offering in May 2004 with offering costs of approximately $5.9 million.

(r)	Pro forma income per common share is based upon the weighted-average number of DDR common shares assumed to be outstanding at December 31, 2003, which includes approximately 18.0 million common shares of DDR issued in conjunction with the JDN merger (3.5 million incremental shares on a weighted average basis) and 15.0 million common shares issued in May 2004.

In accordance with the SFAS 128, basic and diluted earnings per share from continuing operations is calculated as follows:

Income from continuing operations	$182,404
Add: Gain on disposition of real estate and real estate investments	83,907 (1)
Less: Preferred stock dividends	(54,190)
Write-off of original issuance costs associated with preferred operating partnership units and preferred shares redeemed	(10,710)

Basic — Income from continuing operations and applicable to Common shareholders	201,411
Add: Operating partnership minority interests	2,624

Diluted — Income from continuing operations and applicable to Common shareholders	$204,035

(1)	Amount represents actual gain on sale of assets from DDR and JDN during 2003. This amount excludes a non-recurring gain associated with the transfer of eight properties to an effectively owned 14.5% joint venture. This gain will be reflected in the historical statement of operations when the financial statements are issued net of the amount deferred relating to the Company’s retained ownership interest.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003 (continued)

(In thousands, except share and per share data)
(Unaudited)

Number of shares:
Basic — average shares outstanding	100,446
Effect of dilutive securities:
Stock options	1,131
Operating partnership minority interests	1,584
Restricted stock	76

Diluted shares — average shares outstanding	103,237

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$2.01
Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$1.98

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available

(Unaudited)

The following unaudited statement is a pro forma estimate of taxable income and operating funds available for the year ended December 31, 2003. The pro forma statement is based on the Company’s historical operating results for the twelve-month period ended December 31, 2003 adjusted for the effect of (i) the merger with JDN, (ii) the transfer of nine properties or interests therein to an effectively owned 14.5% joint venture, (iii) the Company and its equity affiliate’s acquisition of the Benderson Properties, (iv) the issuance of $250 million of unsecured notes in April 2004, (v) the issuance of $170 million of preferred shares in May 2004 and (vi) the issuance of 15.0 million DDR common shares in May 2004 and certain other items related to operations which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.

This statement should be read in conjunction with (i) the Company’s Form 8-K dated June 22, 2004 and filed on June 24, 2004 (which financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS 144 – “Accounting for the Impairment or Disposal of Long Lived Assets”) for the year ended December 31, 2003 and (ii) the pro forma condensed consolidated financial statements of the Company included elsewhere herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available

(Unaudited)

Estimate of Taxable Net Operating Income (in thousands):
DDRC historical income from continuing operations before extraordinary item, exclusive of property depreciation and amortization (Note 1)	$262,158
Acquired Properties — merger with JDN (Note 2)	(6,888)
Acquisition Properties — historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	79,613
Asset Transfers — historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	(8,486)
Issuance of $250 million of unsecured senior notes in April 2004
Issuance of $170 million of Preferred I shares in May 2004
Issuance of 15.0 million common shares in May 2004
Estimated tax depreciation and amortization (Note 3):
Estimated 2003 tax depreciation and amortization	(74,178)
Pro forma tax depreciation for properties acquired during 2003	(3,569)
Pro forma tax depreciation of Acquisition Properties	(32,989)

Pro forma taxable income before dividends deduction	215,661
Estimated dividends deduction (Note 4)	(222,998)

$—

Pro forma taxable net operating income	$—

Estimate of Operating Funds Available (in thousands):
Pro forma taxable operating income before dividend deduction	$215,661
Add pro forma depreciation	110,736

Estimated pro forma operating funds available (Note 5)	$326,397

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available

(Unaudited)

Note 1 -	The historical earnings from operations represents the Company’s earnings from operations for the twelve months ended December 31, 2003 as reflected in the Company’s historical financial statements.

Note 2 -	The historical earnings from operations for the properties acquired during 2003 from the merger with JDN, the Acquisition Properties and the asset transfers represent the revenues and certain expenses as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 2003 included elsewhere herein.

Note 3 -	Tax depreciation for the Company is based upon the Company’s tax basis in the properties which exceeds the historical cost basis, as reflected in the Company’s financial statements in accordance with generally accepted accounting principles, by approximately $37 million before accumulated depreciation. The costs are generally depreciated on a straight-line method over 40-year life for tax purposes.

Note 4 -	Estimated dividends deduction is calculated as follows:

Common share dividend (100,446,000 shares x $1.69(a) per share)	$169,754
Class C Preferred shares	4,815
Class D Preferred shares	2,982
Preferred Voting shares	2,370
Class F Preferred shares	12,900
Class G Preferred shares	10,960
Class H Preferred shares	6,467
Preferred Shares	12,750

$222,998

(a) The Company’s annualized dividend following the Benderson transaction is expected to be $2.04 per common share commencing with the third quarter dividend payment schedule to be paid in October 2004. No pro forma adjustments have been made to the Company’s 2003 Dividends since the aggregate operating results for both JDN and Benderson in 2003 are not reflective of the future operating results due to the significant amount of assets under development or in lease up during 2003.

Note 5 -	Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
June 24, 2004
/s/ William H. Schafer

William H. Schafer
Senior Vice President and Chief Financial Officer